Exhibit 10.11

PP HOLDING CORPORATION II

2004 STOCK OPTION PLAN

Section 1.                                            PURPOSE.

The Plan is intended as an incentive to improve the performance, encourage the continued employment and increase the proprietary interest of certain employees of the Company and its Subsidiaries selected for participation in the Plan.  The Plan is designed to grant such employees the opportunity to share in the Company’s long-term success through Stock ownership and to afford them the opportunity for additional compensation related to the value of Stock of the Company.  Options granted under this Plan are not intended to qualify as “incentive stock options” under Section 422 of the Code.

Section 2.                                            DEFINITIONS.

(a)                                  “Affiliate” means, with respect to any entity, any other entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such entity.

(b)                                 “Annual EBITDA” means, for any fiscal year, an amount equal to means, for any fiscal year, an amount equal to the Consolidated EBITDA (as such term is defined in that certain Credit Agreement, dated as of May 13, 2004, but determined after adding back all management, sponsor, arranger and other fees, if any, paid by the Company to the Fund or its Affiliates) for such fiscal year.

(c)                                  “Annual EBITDA Target” means:

(i)                                     for fiscal year 2004, $147.4 million;

(ii)                                  for fiscal year 2005, $162.1 million;

(iii)                               for fiscal year 2006, $177.5 million;

(iv)                              for fiscal year 2007, $194.4 million; and

(v)                                 for fiscal year 2008, $210.1 million.

(d)                                 “Board” means the Board of Directors of the Company.

(e)                                  “Cause” means, in the absence of any employment agreement between a Participant and the Company or any of its Affiliates otherwise defining Cause, (i) fraud or embezzlement on the part of Participant in the course of his or her employment or services, (ii) personal dishonesty or acts of gross negligence or gross misconduct, which, in each case, is demonstrably and materially injurious to the Company or any of its Affiliates (iii) a Participant’s intentional engagement in conduct that is materially injurious to the Company or any of its Affiliates, (iv) a Participant’s conviction by a court of competent jurisdiction of, or pleading “guilty” or “no contest” to, (x) a felony or (y) any other criminal charge (other than minor traffic violations) which could reasonably be expected to have a material adverse impact on the reputation or business of the Company or any of its Affiliates; (v) public or consistent drunkenness by a Participant or his or her illegal use of narcotics which is, or could reasonably be expected to become, materially injurious to the reputation or business of the Company or any of its Affiliates or which impairs, or could reasonably be expected to impair, the performance of a Participant’s duties to the Company or any of its Affiliates; or (vi) willful failure by a Participant to follow the lawful directions of a superior officer or the Board, unless such failure did not occur in bad faith and is cured promptly after written notice of such failure is given to the Participant by such superior officer or the Board.  In the event there is an employment agreement between a Participant and the Company or any of its Affiliates defining Cause, “Cause” shall have the meaning provided in such agreement.

(f)                                    “Change in Control” means (i) a change in ownership or control of the Company effected through a transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries, a Principal Stockholder or an Affiliate of the Company or a Principal Stockholder) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or (ii) the sale or conveyance of all or substantially all of the assets of the Company.

(g)                                 “Closing” shall have the meaning ascribed to such term in the Stock Purchase Agreement.

(h)                                 “Code” means the Internal Revenue Code of 1986, as amended.

(i)                                     “Committee” means the Compensation Committee of the Board.

(j)                                     “Company” means PP Holding Corporation II, a Delaware corporation.

(k)                                  “Cumulative EBITDA” means, for any fiscal year, the sum of the Annual EBITDA for each fiscal year prior to and including such fiscal year, commencing with fiscal year 2004.

(l)                                     “Cumulative EBITDA Target” means:

(i)                                     for fiscal year 2004, $147.4 million;

(ii)                                  for fiscal year 2005, $309.5 million;

(iii)                               for fiscal year 2006, $487.0 million;

(iv)                              for fiscal year 2007, $681.4 million; and

(v)                                 for fiscal year 2008, $891.5 million.

(m)                               “Disability” means, in the absence of any employment agreement between a Participant and the Company or an Affiliate otherwise defining Disability, the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.  In the event there is an employment agreement between a Participant and the Company or an Affiliate defining Disability, “Disability” shall have the meaning provided in such agreement.

(n)                                 “Employee” means any person employed by the Company or any subsidiary of the Company.

(o)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)                                 “Expiration Date” means the date that an Option expires, after which the Option may no longer be exercised.

(q)                                 “Fair Market Value” means (i) prior to an IPO, the fair market value per share of Stock, as determined by the Board in good faith, (ii) at the time of an IPO, the per share price to the public in such IPO, and (iii) after an IPO, on any date (A) if the Stock is listed on a national securities exchange, the mean between the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported, or (B) if the Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System (“NASDAQ-NMS”) on a last sale basis, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date then on the last preceding date on which such a sale was reported.  If, after an IPO, the Stock is not quoted on NASDAQ-NMS or listed on an exchange, or representative quotes are not otherwise available, the Fair Market Value shall mean the amount determined by the Board in good faith to be the fair market value per share of Stock, on a fully diluted basis.

(r)                                    “Fund” means Warburg Pincus Private Equity VIII, L.P. or Warburg Pincus International Partners, L.P.

(s)                                  “Good Reason” means, in the absence of any employment agreement between a Participant and the Company or any of its Affiliates otherwise defining Good Reason, (i) the reduction of a Participant’s base salary or bonus opportunity, other than an across the board reduction in base salary or bonus opportunity applicable to all middle and senior management of the Company, (ii) the material breach by the Company of the provisions of this Plan or of any employment or similar agreement with the Participant, (iii) a relocation of Participant’s principal place of employment to a location which is more than 50 miles from the Participant’s principal place of employment as of the Closing, but only if such new principal place of employment is further from his permanent residence than the prior place of employment, or (iv) the material diminution of a Participant’s title, duties or responsibilities, without the Participant’s consent.  For purposes of this Plan, no termination of a Participant’s employment shall be considered for Good Reason unless the Participant has provided the Company thirty (30) days’ written notice setting forth in reasonable specificity the event that constitutes Good Reason, within sixty (60) days of the occurrence of such event, and during such thirty (30) day notice period, the Company shall have failed to cure the event or events in question.  In the event there is an employment agreement between a Participant and the Company or an Affiliate defining Good Reason, “Good Reason” shall have the meaning provided in such agreement.

(t)                                    “IPO” means an initial public offering of the Stock registered under the Securities Act pursuant to an effective registration statement.

(u)                                 “IPO Date” means the effective date of the registration statement for the IPO.

(v)                                 “Option” means any stock option granted pursuant to the Plan

(w)                               “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant.

(x)                                   “Participant” means a person or entity to whom an Option is granted pursuant to the Plan or, if applicable, such other person or entity who holds an outstanding Option.

(y)                                 “Permitted Transfer” means any transfer by a Participant of all or any portion of his or her shares of Stock or Options (i) to the Company, (ii) to or for the benefit of any spouse, child or grandchild of a Participant, or (iii) to a trust or partnership for the benefit of any of the foregoing, including transfers by will or the laws of descent and distribution; provided, however, that, in the case of clauses (ii) and (iii) above, it shall be a condition of each such transfer that (x) the transferee agrees to be bound by the terms of the Plan and the applicable Option Agreement as though no such transfer had taken place, and that (y) the Participant has complied with all applicable law in connection with such transfer.

(z)                                   “Plan” means the PP Holding Corporation II 2004 Stock Option Plan, as the same may be amended from time to time.

(aa)                            “Polypore” means Polypore, Inc., a Delaware corporation and Affiliate the Company.

(bb)                          “Principal Stockholder” means either Fund or any of their respective Affiliates.

(cc)                            “Qualifying Termination” means a termination of a Participant’s employment with the Company or its Affiliates (i) by the Company without Cause, (ii) by the Participant with Good Reason or as a result of the Participant’s Retirement, (iii) by reason of the Participant’s death or Disability.

(dd)                          “Repurchase Options” means Options the underlying shares of Stock of which are allocated out of the Repurchase Pool, and except to the extent specifically provided otherwise herein, a Repurchase Option shall be treated in all respects as an Option in accordance with the Plan.

(ee)                            “Repurchase Pool” means a pool of shares of Stock allocated under the Plan pursuant to Section 4(d) hereof.

(ff)                                “Repurchase Price” means:

(i)                                     For Options:

(A)                              In the case of a Participant’s termination of employment which is not by reason of a Qualifying Termination, $0; and

(B)                                In the case of a Participant’s termination of employment by reason of a Qualifying Termination, the fair value of the Option on the date of repurchase by the Company.

(ii)                                  For Stock underlying an Option:

(A)                              In the case of a Participant’s termination of employment which is not by reason of a Qualifying Termination, the lower of (x) price paid by the Participant for the Stock upon the exercise of the Option, and (y) the Fair Market Value of the Stock on the date of repurchase by the Company; and

(B)                                In the case of a Participant’s termination of employment by reason of a Qualifying Termination, the Fair Market Value of the Stock on the date of repurchase by the Company.

(gg)                          “Retirement” means a Participant’s voluntary resignation of employment with the Company or its Affiliates following such Participant’s attainment of age 62; provided, however, that no voluntary resignation by a Participant shall be considered a Retirement hereunder if such resignation occurs following such Participant’s receipt of notice from the Company or an Affiliate of its intention to terminate the Participant for Cause but prior to the expiration of any required notice or cure period.

(hh)                          “Securities Act” means the Securities Act of 1933, as amended.

(ii)                                  “Stock” means the common stock of the Company, par value $0.01 per share.

(jj)                                  “Stock Purchase Agreement” means the Stock Purchase Agreement by and among the Company, PP Acquisition Corporation and certain sellers named therein, dated as of January 30, 2004.

(kk)                            “Subsidiary” means any subsidiary corporation within the meaning of Section 424(f) of the Code.

(ll)                                  “Transfer”  shall mean a voluntary or involuntary sale, exchange, transfer, assignment, pledge, hypothecation, encumbrance or other disposition.

(mm)                      “Top-Up Price” means an amount equal to (x + y) / z), where (x) equals the aggregate consideration received by the Company or its shareholders as a result of the Change in Control (after payment of all fees and expenses incidental thereto), (y) equals the aggregate Repurchase Price paid to all Participants within the one hundred eighty (180) day period immediately prior to the date of such Change in Control, and (z) equals the sum of (i) all of the shares of Stock, calculated on a fully diluted basis, outstanding immediately before the Change in Control plus (ii) the aggregate number of Options and shares of Stock repurchased pursuant to Section 6(c) hereof within the one hundred eighty (180) day period immediately prior to the date of such Change in Control.

(nn)                          “Vested Equity” shall mean any Options which are vested on the date of a Participant’s termination of employment, together with any Stock acquired by such Participant upon the exercise of any Options.

Section 3.                                            ADMINISTRATION.

(a)                                  General.  The Plan shall be administered by the Committee.

(b)                                 Powers of the Committee.  Subject to the provisions of the Plan, the Committee shall have sole authority, in its absolute discretion:

(i)                                     To determine from time to time which of the Employees shall be granted Options, when and how each Option shall be granted, what type or combination of types of Option shall be granted, the provisions of each Option granted (which need not be identical), including the time or times when a person shall be permitted to receive Stock pursuant to an Option, the number of shares of Stock with respect to which an Option shall be granted to each such person, and, subject to the provisions of the Plan, the Option exercise price;

(ii)                                  To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration;

(iii)                               To amend the Plan or an Option as provided in Section 14; and

(iv)                              To exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c)                                  Committee Determinations.  All determinations, interpretations and constructions made by the Committee in good faith shall not be subject to review by any person or entity and shall be final, binding and conclusive on all persons and entities.

(d)                                 Delegation of Authority.  The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties under this Section 3 as it may deem advisable.

Section 4.                                            STOCK SUBJECT TO THE PLAN.

(i)                                     Share Reserve.  Subject to Section 7 hereof relating to adjustments, the total number of shares of Stock which may be issued pursuant to the exercise of Options shall not exceed, in the aggregate, 8,968 shares of Stock.  Options for at least 50% of the shares of Stock reserved for issuance under the Plan shall be granted at or promptly following the Closing, and Options for all shares available for issuance under the Plan shall be granted prior to any Change in Control or prior to or in conjunction with an IPO.

(b)                                 Source.  The Stock to be optioned under the Plan shall be shares of authorized but unissued Stock or previously issued shares of Stock reacquired by the Company on the open market, by private purchase or otherwise.

(c)                                  Reversion of Shares.  If any Option shall for any reason expire, be forfeited or otherwise terminate, in whole or in part, the shares of Stock not acquired under such Option shall revert to and again become available for issuance under the Plan.

(d)                                 Repurchase Pool.  Following the Closing, if, pursuant Section 6(c), the Company repurchases (i) any shares of Stock acquired upon exercise of any Option, or (ii) any vested Option, such shares of Stock repurchased, or the shares of Stock underlying the Option repurchased, as applicable, shall be allocated to the Repurchase Pool, and again become available for issuance under the Plan as a Repurchase Option.

Section 5.                                            ELIGIBILITY.

Participation shall be limited to Employees who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

Section 6.                                            OPTIONS.

(a)                                  General.  Options granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate.  The provisions of separate Options shall be set forth in an Option Agreement, which agreements need not be identical.

(b)                                 Option Terms.  Each Option shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

(i)                                     Expiration Date.  Except as may otherwise be provided in an Option Agreement, the Expiration Date of an Option shall be the tenth (10th) anniversary of the date of grant of such Option; provided, however, that no Option granted hereunder shall have an Expiration Date beyond the tenth (10th) anniversary of the date it was granted.

(ii)                                  Exercise Price.  The exercise price per share of Stock for each Option, which per share exercise price shall be subject to adjustment as provided in Section 7 hereof, shall be $1,000 per share, representing the Fair Market Value of a share of Stock immediately following the Closing; provided, however, in the case of Participants who become Participants who become employed with the Company following the Closing, the Fair Market Value of a share of Stock as of the date of grant of an Option; provided, further, that if the Option is a Repurchase Option, the exercise price of such Repurchase Option shall in no event (unless determined otherwise by the Compensation Committee) be less than the Repurchase Price per share paid by the Company in connection with its repurchase of the shares of Stock or the vested Option in accordance with the terms of the Section 6(c).

(iii)                               Vesting.

(A)                              General.  Options shall vest and become exercisable in such manner and on such date or dates set forth in subsections (B) below (regardless of the date of grant of any such Option or Repurchase Option); provided, however, that notwithstanding such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to vesting.  Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed or rendering services to the Company or its Affiliates and all vesting shall cease upon a Participant’s termination of employment or services for any reason.  If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

(B)                                Performance Vesting.

(I)                                     Vesting Based on Annual Performance.  For each fiscal year of the Company beginning with fiscal year 2004 and ending with fiscal year 2008, ten percent (10%) of the Options granted to a Participant shall be eligible to become vested and exercisable, provided that the Polypore has achieved an Annual EBITDA equal to, or in excess of, the Annual EBITDA Target for such fiscal year.  Such Options shall become vested and exercisable as of the date that the Committee verifies that such Annual EBITDA Target has been achieved.  For each such fiscal year, the Committee shall verify whether the Annual EBITDA Target has been achieved, and shall notify Polypore’s Chief Executive Officer of its determination with respect thereto, within ten (10) business days after the Committee receives Polypore’s audited financial statements for that fiscal year.  If Annual EBITDA for a fiscal year is less than the Annual EBITDA Target for such fiscal year (an “EBITDA Shortfall”), but Annual EBITDA for the immediately following fiscal year exceeds the Annual EBITDA Target for such fiscal year by at least the amount of the prior fiscal year’s EBITDA Shortfall, in addition to any Options that vest and become exercisable in such immediately following fiscal year in accordance with the preceding sentence, the Options that were eligible for vesting in the immediately prior fiscal year shall also vest and become exercisable as of the date that the Committee verifies (in the manner specified above) that such Annual EBITDA has been achieved.

(II)                                Vesting Based on Cumulative Target.  Provided that the Cumulative EBITDA for fiscal year 2008 is equal to, or in excess of, the Cumulative EBITDA Target for fiscal year 2008, fifty percent (50%) of the Options (the “Cumulative Target Options”) shall become vested and exercisable as of the date that the Committee verifies that the Cumulative EBITDA Target for fiscal year 2008 has been achieved.  If the Cumulative EBITDA for fiscal year 2008 is in excess of ninety (90%) of the Cumulative EBITDA Target for fiscal year 2008 but less than one hundred percent (100%) of the Cumulative EBITDA Target for fiscal year 2008, a fraction of the Cumulative Target Options shall become vested and exercisable, based on a linear interpolation of the percentage of the Cumulative EBITDA Target for 2008 achieved between 90% and 100%, as of the date that the Committee verifies that such percentage of the Cumulative EBITDA Target for fiscal year 2008 has been achieved.  If the Cumulative EBITDA for fiscal year 2008 is less than ninety (90%) of the Cumulative EBITDA Target for such fiscal year, no Options shall vest under this Section 6(b)(iii)(B)(II).  The Committee shall verify whether the Cumulative EBITDA Target for fiscal year 2008 has been achieved, and shall notify Polypore’s Chief Executive Officer of its determination with respect thereto, within ten (10) business days after the Committee receives Polypore’s audited financial statements for fiscal year 2008.

(C)                                Vesting of Cumulative Target Options on an IPO or Qualifying Termination of Employment.  Notwithstanding the vesting schedule provided in sub-clause (B) above, in the event of (x) an IPO, or (y) a Qualifying Termination, provided that the Cumulative EBITDA for the fiscal year ending immediately prior to the fiscal year in which such IPO or Qualifying Termination occurs is equal to, or exceeds, the Cumulative EBITDA Target for such fiscal year, a percentage of Cumulative Target Options held by each Participant, in the case of an IPO, or the Participant who undergoes a Qualifying Termination, in the case of a Qualifying Termination, shall vest based upon the number of whole fiscal years completed from the Closing through the date of such IPO or Qualifying Termination over five (5).  For purposes of clarification, in the event that an IPO or Qualifying Termination occurs in fiscal year 2004, no vesting of Cumulative Target Options shall occur by virtue of this sub-clause (C).

(D)                               Change in Control.  In the event of a Change in Control: (i) if the annualized net rate of return to the Company’s stockholders (excluding Participants) immediately following the Closing from the Closing until the date of consummation of such Change in Control (the “NRR”), equals, or is in excess of, thirty percent (30%), then all Options shall vest and become exercisable on the Change in Control; and (ii) if the NRR is greater than twenty percent (20%) but less than thirty percent (30%), a percentage of the Options which are then unvested, between zero (0) and one-hundred percent (100%), shall vest and become exercisable on the Change in Control by means of a linear interpolation of the percentage NRR achieved between 20% and 30%.  For purposes hereof, NRR shall be calculated solely by reference to payments received or to be received by stockholders of the Company in respect of any equity security held by them, taking into account all management, sponsor, arranger and other fees, if any, paid by the Company to the Fund or its Affiliates.  Any Options which have not vested prior to, or upon, a Change in Control, shall terminate upon consummation of a Change in Control.

(E)                                 Expiration of Unvested Options.  Unless earlier terminated pursuant to sub-clause (D) above, Options which have not vested in accordance with the provisions of sub-clauses (B), (C) or (D) above on or prior to the date that the Committee verifies whether the Cumulative EBITDA Target for fiscal year 2008 has been achieved shall terminate as of such date.

(F)                                 New Employees.  Notwithstanding the vesting provisions described above, with respect to any Options granted to any Participant who becomes an Employee following the Closing, the Committee shall have the discretion to alter the performance criteria to which the Options so granted will vest.  If the Committee elects to alter the performance criteria applicable to any Options granted to any such Participant as contemplated by this Section 6(b)(iii)(F), the Option Agreement evidencing the Options so granted shall specifically set forth such altered performance vesting criteria.

(iv)                              Payment for Stock.  Payment for shares of Stock acquired pursuant to Options granted hereunder shall be made in full, upon exercise of the Options (i) in immediately available funds in United States dollars, by certified or bank cashier’s check, (ii) by surrender to the Company of shares of Stock which either (A) have been held by the Participant for at least six-months, or (B) were acquired from a person other than the Company, (iii) by a combination of (i) and (ii), (iv) prior to an IPO, by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive the number of shares of Stock underlying the Options so exercised reduced by the number of shares of Stock equal to the aggregate exercise price of the Options divided by the Fair Market Value on the date of exercise, or (v) following an IPO, by any other means approved by the Committee.  Anything herein to the contrary notwithstanding, the Company shall not directly or indirectly extend or maintain credit, or arrange for the extension of credit, in the form of a personal loan to or for any director or executive officer of the Company through the Plan in violation of Section 402 of the Sarbanes-Oxley Act of 2002 (“Section 402 of SOX”), and to the extent that any form of payment would, in the opinion of the Company’s counsel, result in a violation of Section 402 of SOX, such form of payment shall not be available.

(v)                                 Transferability of Options.  An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that subject to the consent of the Committee (such consent not to be unreasonably withheld), an Option may be transferred for legitimate estate planning pursuant to a Permitted Transfer.  The Committee may impose reasonable and customary conditions on any such transfers.

(vi)                              Termination of Employment or Service.

(A)                              Other than Death or Disability.  If prior to the Expiration Date, the Participant’s employment with the Company and its Affiliates terminates for any reason other than by reason of the Participant’s death or Disability, then (1) all vesting with respect to the Options shall cease, (2) any unvested Options shall expire as of the date of such termination, and (3) any vested Options shall remain exercisable until the earlier of the Expiration Date or the date that is ninety (90) days after the date of such termination of employment or service.

(B)                                Death or Disability.  If prior to the Expiration Date, the Participant’s employment with the Company and its Affiliates terminates by reason of death or Disability, (1) all vesting with respect to the Options shall cease, (2) any unvested Options shall expire as of the date of such termination, and (3) any vested Options shall expire on the earlier of the Expiration Date or the date that is twelve (12) months after the date of such termination due to death or Disability of the Participant.  In the event of a Participant’s death, the Options shall remain exercisable by the person or persons to whom the Participant’s rights under the Options pass by will or the applicable laws of descent and distribution until its expiration, but only to the extent the Options were vested by the Participant at the time of such termination due to death or Disability.

(c)                                  Repurchase Rights.  Following a Participant’s termination of employment with the Company and its Affiliates, and prior to the IPO Date, each Option, and the Stock underlying such Option, shall be subject to the following repurchase rights:

(i)                                     Company Call Right.  In the event that a Participant’s employment is terminated for any reason, for a period of ninety (90) days following such termination, the Company shall have the right to repurchase such Participant’s Vested Equity at the Repurchase Price.  The Company’s repurchase right under this Section 6(c)(i) shall be exercisable upon written notice to the Participant indicating the number of Options and/or shares of Stock to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of such notice.

(ii)                                  Participant Put Right.  In the event that a Participant’s employment is terminated by the Company other than for Cause or by the Participant with Good Reason, for a period of ninety (90) days following such termination, the Participant shall have the right to require the Company to repurchase such Participant’s Vested Equity at the Repurchase Price.  The Participant’s repurchase right under this Section 6(c)(ii) shall be exercisable upon written notice to the Company indicating the number of Options and/or shares of Stock to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of such notice.

(iii)                               Limitation to Repurchase.  Notwithstanding anything contained herein to the contrary, to the extent (a) the Company is prohibited from purchasing such Vested Equity by applicable law, (b) any debt instruments or agreements of the Company or its Affiliates do not allow the Company to purchase such Vested Equity, or in the reasonable opinion of the Committee, such purchase could result in a default or an event of default under any such instrument or agreement, or create a condition which could, with notice or lapse of time or both, result in such default or event of default, or (c) the purchase of such Vested Equity would, in the reasonable opinion of the Committee, be imprudent in view of the financial condition (present or projected) of the Company and its Affiliates, the Company shall not be permitted or obligated to make any repurchase of Options or Stock hereunder until such time that clauses (a), (b) and (c) above, as applicable, cease to apply.

(iv)                              IPO or Change in Control.  If, within 180 days following the date of repurchase of a Participant’s Options or shares of Stock under this Section 6(c), there is either an IPO or a Change in Control then, with respect to:

(A)                              an IPO, the Participant shall be entitled to receive an additional payment from the Company equal to (x – y), where (x) equals the product obtained by multiplying (A) the IPO price (less the per share underwriting discount and commission), as set forth on the cover of the final prospectus for such IPO by (B) the number of Options or shares of Stock, as applicable, repurchased from such Participant (after giving effect to any adjustment in the number of Options or shares of Stock pursuant to Section 7 hereof that would have otherwise applied had the Options or Stock remained outstanding), and (y) equals the aggregate Repurchase Price; provided, however, that such Participant shall not be entitled to receive the additional payment contemplated by this Section 6(c)(iv)(A) if such difference shall be a negative number; or

(B)                                a Change in Control, the Participant shall be entitled to receive a payment from the Company equal to ((x * y) – z), where (x) equals the number of Options or shares of Stock, as applicable, repurchased from such Participant, (y) equals the Top-Up Price, and (z) equals the aggregate Repurchase Price received by such Participant; provided, however, that such Participant shall not be entitled to receive the additional payment contemplated by this Section 6(c)(iv)(B) if such difference shall be a negative number.

(d)                                 Restrictions on Transfers.  Prior to the IPO Date, the Stock underlying such Option, shall be subject to the following restrictions on Transfer:

(i)                                     Prohibition on Transfer.  Except as otherwise approved by the Committee, shares of Stock acquired by a Participant upon the exercise of the Options may not be sold, transferred or otherwise disposed of (other than pursuant to a Permitted Transfer) prior to the fifth (5th) anniversary of the Closing.

(ii)                                  Company Right of First Refusal.  (A)  If, following the fifth (5th) anniversary of the Closing, a Participant wishes to sell to a third party pursuant to a bona fide offer the shares of Stock acquired by a Participant upon the exercise of the Options, prior to such transfer, such Participant shall give each of the Company and the Fund advanced written notice of such proposed sale, setting forth the terms of such bona fide offer in reasonable detail.  The Company shall have twenty (20) days following its receipt of such notice from such Participant to elect to repurchase any or all of the shares of Stock proposed to be transferred from such Participant, and, if the Company does not elect to repurchase all of such shares of Stock during such twenty (20) day period, the Fund shall have twenty (20) days following the expiration of the Company’s twenty (20) day period to purchase any remaining shares of Stock proposed to be transferred from such Participant (the entity so electing to purchase shares hereunder being, the “Purchaser”).  The purchase price for such shares of Stock shall be equal to the bona fide offer price of the third party transferee and otherwise on the same terms and conditions of such offer; provided, however, if the purchase price specified in such Participant’s notice be payable in property other than cash, the purchase price shall equal the cash value of such property.  If such Participant and the Purchaser cannot agree on such cash value of such property within thirty (30) days after the Purchaser’s receipt of such Participant’s notice, the valuation shall be made by the Company’s independent accounting firm.  The cost of such valuation shall be shared equally by the Participant and the Purchaser.

(B)                                If the Purchaser does not exercise the right of first refusal as provided in Section 6(d)(ii)(A) above, the Participant shall have sixty (60) days to consummate the sale of such shares of Stock but only pursuant to the terms of the bona fide offer.  If such sale is not consummated within sixty (60) days or is a material term of such bona fide offer is changed, the Participant shall again be required to present such offer to the Company and the Fund (as revised, if applicable) and allow the Company and the Fund to exercise its right of first refusal as provided in Section 6(d)(ii)(A) above.

(iii)                               Drag-Along Rights.

(A)                              If the Principal Stockholder is proposing to sell to one or more third parties in excess of fifty percent (50%) of the number of shares of Stock beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by it, the Principal Stockholder shall have the right to require each Participant to sell, in accordance with the immediately following sentence hereof, all or a portion of the shares of Stock acquired by a Participant upon exercise of any Option granted under the Plan (including, for these purposes, any warrants, Options or other convertible securities to acquire shares of Stock) in such sale.

(B)                                The maximum number of shares of Stock a Participant may be required to sell in accordance with Section 6(d)(iii)(A) above shall be equal to the aggregate number of shares of Stock received upon exercise of any option granted hereunder multiplied by a fraction, the numerator of which shall be the number of shares of Stock that the Principal Stockholder is proposing to sell in such sale, and the denominator of which is the aggregate number of shares of Stock beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by the Principal Stockholder as of the date of the proposed sale.

(C)                                A Participant required to sell any shares of Stock pursuant to Section 6(d)(iii)(A) above shall be entitled to receive in exchange therefor the purchase price per share received by the Principal Stockholder with respect to its shares in such transaction, and shall otherwise participate in such transaction on other terms and conditions not less favorable than those applicable to the Principal Stockholder and, subject to subsection (D) below, shall receive the same type of consideration received by the Principal Stockholder in such transaction.  In the event that any such transaction involves the merger of the Company with or into a third party or, in the event that in lieu of the sale of shares of Stock, the transaction involves the sale by Company of all or substantially all of the Company’s assets to any third party, or if such transaction otherwise requires the vote of the Company’s stockholders, each Participant shall be required to vote all shares of Stock then owned by such Participant in favor of such transaction and to otherwise to take all steps necessary to enable him or her to comply with the provisions of this Section 6(d)(iii) to facilitate any such transaction.

(D)                               To exercise the rights granted under Section 6(d)(iii)(A) above, the Principal Stockholder shall give each Participant a written notice containing (i) the name and address of the proposed transferee(s), and (ii) the proposed purchase price with respect to the shares of Stock, terms of payment and other material terms and conditions of the offer of the proposed transferee(s).  Each Stockholder shall thereafter be obligated to sell its shares of Stock to the proposed transferee(s) or vote its shares of Stock in favor of the proposed transaction, as the case may be, in accordance with this Section 6(d)(iii).

(E)                                 Notwithstanding anything contained in this Section 6(d)(iii) to the contrary, in the event that all or a portion of the purchase price for the shares of Stock being purchased consists of securities and the sale of such securities to a Participant entitled to participate therein would, by virtue of the fact that such Participant is not an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), require either a registration under the Securities Act or the preparation of a disclosure document pursuant to Regulation D under the Securities Act (or any successor regulation) or a similar provision of any state securities law, then, at the option of the Principal Stockholder, any one or more of such Participants may receive, in lieu of such securities, the fair market value of such securities in cash, as determined in good faith by the Committee.

(iv)                              Tag-Along Rights.

(A)                              Subject to Section 6(d)(iv)(C) below, for so long as the Fund, together with its Affiliates, directly owns at least twenty percent (20%) of the outstanding shares of Stock held by the Fund and such Affiliates immediately after the Closing (as adjusted to reflect any stock dividend, split, reverse split, combination, recapitalization, reclassification of shares, capital contributions or like event), and the Fund or any of its Affiliates desire to sell any of the shares of Stock in a single transaction or a series of transactions (the “Selling Stockholder”), the Selling Stockholder agrees that it shall be prohibited from selling any Stock directly owned by it to one or more third parties, unless the Fund notifies all Participants holding Stock received upon the exercise of Options (the “Tag-Along Investors”), in writing, of such proposed sale and its terms and conditions.  Within ten (10) days of the date of such notice, each Tag-Along Investor shall notify the Selling Stockholder if it elects to participate in such sale.  Any Tag-Along Investor that fails to notify the Selling Stockholder within such ten (10) day period shall be deemed to have waived its rights under this Section 6(d)(iv)(A) with respect to the proposed sale.  Each Tag-Along Investor that so notifies the Selling Stockholder shall have the right to sell, at the same price and on the same terms and conditions as the Selling Stockholder, an amount of Stock equal to the Stock the third party actually proposes to purchase multiplied by a fraction, the numerator of which shall be the number of shares of Stock owned by such Tag-Along Investor and the denominator of which shall be the sum of aggregate number of shares of Stock owned (i) by the Selling Stockholder, (ii) each Tag-Along Investor exercising its rights under this Section 6(d)(iv)(A) and (iii) any other stockholders of the Company exercising tag-along rights existing pursuant to other contractual agreements with the Company.

(B)                                Cash in Lieu of Securities.  In the event that all or a portion of the purchase price consists of securities and the sale of such securities to the Tag-Along Investors would require either a registration under the Securities Act or the preparation of a disclosure document pursuant to Regulation D under the Securities Act or a similar provision of any state securities law, then, at the option of the Selling Stockholder, any one or more of the Tag-Along Investors may receive, in lieu of such securities, the Fair Market Value of such securities in cash.

(C)                                Transfers to Affiliates of the Funds; Termination of Tag-Along Rights.  The provisions of Section 6(d)(iv)(A) above shall not apply to Transfers, whether by sale or otherwise, by the Fund to any of its Affiliates provided such Affiliate(s) agree in writing to be bound by the terms of this Section 6(d)(iv).  The rights provided to the Tag-Along Investors pursuant to this Section 6(d)(iv) shall terminate automatically upon an IPO.

Section 7.                                            ADJUSTMENT FOR RECAPITALIZATION, MERGER, ETC.

(a)                                  Capitalization Adjustments.  The aggregate number of shares of Stock which may be granted or purchased pursuant to Options granted hereunder, the number of shares of Stock covered by each outstanding Option, and the price per share thereof in each such Option shall be equitably and proportionally adjusted or substituted, as determined by the Committee in good faith and in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Options or as otherwise determined by the Committee in good faith to be fair and equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Option, (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or (iii) for any other reason which the Committee determines, in its sole discretion and acting in good faith, to otherwise warrant equitable adjustment.  Absent manifest error, any adjustment shall be conclusively determined by the Committee; provided, in each case, the fair value of the Option immediately following any such adjustment shall be equal to the fair value of the Option immediately prior to such adjustment.

(b)                                 Corporate Events.  Notwithstanding the foregoing, in the event of (i) a merger or consolidation involving the Company in which the Company is not the surviving corporation, (ii) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash, (iii) the sale of all or substantially all of the assets of the Company, (iv) the reorganization or liquidation of the Company, or (v) a Change in Control (each, a “Corporate Event”), in lieu of providing the adjustment set forth in subsection (a) above, the Committee may, in its sole discretion and acting in good faith, provide that all outstanding Options shall terminate as of the consummation of such Corporate Event, and provide that holders of vested Options will receive a payment in respect of cancellation of their Options based on the amount (if any) by which the per share consideration being paid for the Stock in connection with such Corporate Event exceeds the applicable exercise price, such payment to be made in cash, or, in the sole discretion of the Committee acting in good faith, in such other consideration necessary for a holder of an Option to receive property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Option at such time; provided, that if such consideration received in the transaction is not solely equity securities of the successor entity, the Committee may, with the consent of the successor entity and acting in good faith, provide for the consideration to be received upon exercise of the Option to be solely equity securities of the successor entity equal to the Fair Market Value of the per share consideration received by holders of Stock in the Corporate Event.  If a Corporate Event occurs which does not constitute a Change in Control, the Committee shall, acting in good faith, take such actions with respect to unvested Options as it considers reasonable and equitable under the circumstances, and to the extent practicable will require the successor entity or parent thereof to assume such options and adjust the vesting schedule thereon in a manner that is designed to ensure treatment thereof that is consistent with Section 6(b)(iii)(B).

(c)                                  Fractional Shares.  Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Option.

Section 8.                                            USE OF PROCEEDS.

The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

Section 9.                                            RIGHTS AND PRIVILEGES AS A STOCKHOLDER.

Except as otherwise specifically provided in the Plan, no person shall be entitled to the rights and privileges of stock ownership in respect of shares of Stock which are subject to Options hereunder until the related Options have been exercised.

Section 10.                                      MARKET STANDOFF AGREEMENT.

In connection with any registration of the Stock and upon the request of the Committee or the underwriters managing any public offering of the Stock, Participants shall not sell or otherwise dispose of any Stock without prior written consent of the Committee or such underwriters, as the case may be, for a period of time (not to exceed twelve (12) months) from the effective date of such registration as the Committee or the underwriters may specify for employee-shareholders generally; provided, however, that such restrictions shall apply only to the extent the Fund has agreed to a similar restriction in respect of Stock it holds, and if the Fund shall be subsequently released from any such restriction, the Participants shall also be released from any such restriction.  If requested by the underwriters, the Participant shall execute a separate agreement to the foregoing effect.  The Company may impose stop-transfer instructions with respect to the Stock (or securities) subject to the foregoing restriction until the end of such period.  The provisions of this Section 10 shall be binding upon any transferee who acquires the shares of Stock from the Participant

Section 11.                                      EMPLOYMENT.

No individual shall have any claim or right to be granted an Option under the Plan or, having been selected for the grant of an Option, to be selected for a grant of any other Option.  Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employment of the Company or an Affiliate.

Section 12.                                      COMPLIANCE WITH LAWS.

The obligation of the Company to make payment of Options in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required.  Notwithstanding any terms or conditions of any Option to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Option unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with.  The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold under the Plan or any shares of Stock issued upon exercise of Options unless the Stock is registered under Section 12(b) or 12(g) of the Exchange Act and such registration is necessary in order to permit issuance of the Stock upon exercise in accordance with the Plan.  If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

Section 13.                                      WITHHOLDING OBLIGATIONS.

As a condition to the exercise of any Option, the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the minimum amount of all Federal, state and local income and other taxes of any kind required or permitted to be withheld in connection with such vesting or exercise.  The Committee, in its sole discretion, may permit shares of Stock to be used to satisfy tax withholding requirements and such shares shall be valued at their Fair Market Value as of the date of exercise of the Option; provided, however, that following the IPO Date, the aggregate Fair Market Value of the number of shares of Stock that may be used to satisfy tax withholding requirements may not exceed the minimum statutory required withholding amount with respect to the exercise of such Option.  For purposes of this Section 13, the term “Company” shall be deemed to mean any Subsidiary or Affiliate that may have a tax withholding obligation due to its relationship with a Participant.

Section 14.                                      AMENDMENT OF THE PLAN OR OPTIONS.

(a)                                  Amendment of Plan.  The Board at any time, and from time to time, may amend the Plan; provided, however, that without further stockholder approval the Board shall not make any amendment to the Plan which would increase the maximum number of shares of Stock which may be issued pursuant to Options under the Plan, except as contemplated by Section 7 hereof, or which would otherwise violate the shareholder approval requirements of the national securities exchange on which the Stock is listed or Nasdaq, as applicable.

(b)                                 No Impairment of Rights.  Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless the Participant consents in writing.

(c)                                  Amendment of Stock Options.  The Committee, at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under any Option shall not be impaired by any such amendment unless the Participant consents in writing.

Section 15.                                      TERMINATION OR SUSPENSION OF THE PLAN.

The Board may suspend or terminate the Plan at any time.  Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan was originally adopted by the Board.  No Options may be granted under the Plan while the Plan is suspended or after it is terminated.  Rights under any Option granted before suspension or termination of the Plan shall not be impaired by such suspension or termination of the Plan unless the Participant consents in writing.

Section 16.                                      EFFECTIVE DATE OF THE PLAN.

The Plan shall be effective immediately following the Closing.

Section 17.                                      MISCELLANEOUS.

(a)                                  No Liability of Board or Committee Members.  No member of the Board or the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Board or the Committee and each other Employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(b)                                 Payments Following Accidents or Illness.  If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment.  Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(c)                                  Governing Law.  The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the principles of conflicts of laws thereof.

(d)                                 Funding.  No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes.  Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(e)                                  Reliance on Reports.  Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than himself.

(f)                                    Titles and Headings.  The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

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